ACQUISITION AGREEMENT


     AGREEMENT, dated as of ___________, 1996, but effective as of _________, 1996 by and between S.W. Lam, Inc. a Nevada corporation (hereinafter "S.W. LAM"), and all of the shareholders (hereinafter "Shareholders") of Quality Prince Limited (hereinafter "Quality"), the controlling shareholders of Hang Fung Jewellery Company Limited and Kai Hang Jewellery Company Limited (hereinafter referred to collectively as "Hang Fung" or the "Hang Fung Group.")

                                    RECITALS

     WHEREAS, the Shareholders own or control in their respective capacities and have the right to sell, transfer and exchange all of the capital stock of Quality;

     WHEREAS, S.W. LAM, wishes to acquire all of the issued and outstanding capital stock of Quality in exchange for 10,500,000 shares of S.W. LAM common stock, par value $.001 per share (hereinafter referred to as the S.W. LAM Common Stock") representing approximately 87.5% of the issued and outstanding shares of S.W. LAM immediately following the exchange, and 100,000 shares of Class A Preferred Stock with a superior voting right as a class always equivalent to 30% of the total vote (hereinafter called "Class A Preferred Stock") on all corporate matters of S.W. LAM;

     WHEREAS, the Shareholders wish to exchange their shares of Quality for S.W. LAM Common Stock and Class A Preferred Stock;

     NOW THEREFORE, in consideration of the premises herein contained, and the mutual covenants hereinafter set forth, the parties hereto have agreed, and by these presents, do hereby contract as follows:


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                            I. EXCHANGE OF SECURITIES

     Subject to the terms and conditions hereinafter set forth, at the time of the closing referred to in Article V hereof (hereinafter the "Closing Date"), S.W. LAM will issue and deliver to the Shareholders, 10,500,000 shares of S.W. LAM's Common Stock, and 100,000 shares of Class A Preferred Stock as designated in the Shareholder Ownership Schedule (further described below), in exchange for which the Shareholders will deliver, to S.W. LAM all of the issued and outstanding stock of Quality. Immediately following the exchange, the Shareholders will own approximately 87.50% of the issued and outstanding shares of S.W. LAM; and Quality will own 100% of the Class B shares of each member of the Hang Fung Group.

             II. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     The Shareholders represent and warrant to S.W. LAM, all of which representations and warranties shall be true and complete at the Closing Date, and shall survive the Closing Date for a period for three (3) years except those set forth in subsection 6 which shall survive the later of twelve months from the Closing Date, or twelve months from the date the accounts receivable become due and payable, that:

     1. Organization. Both Quality and each member of the Hang Fung Group are corporations duly organized the validly existing and in good standing under the laws of the jurisdiction of their incorporation and each has the corporate power to own its property and carry on its businesses and activities as and where they are now being conducted. Certified copies of the Memorandum and Articles of Association of each member of the Hang Fung Group are attached hereto as Exhibit 1 and constitute true and correct copies of the Memorandum and Articles of Association of each company and include all amendments thereto to the date hereof.


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     2. Capital Stock

          (a) Quality Prince Limited. The authorized capital stock Quality Prince Limited consist of US$50,000 consisting of one class of common stock, US$1.00 per value each, of which 70 shares are authorized have been validly issued each are now outstanding.

          (b) Hang Fung Jewellery Company Limited. The authorized capital stock of Hang Fung Jewellery Company Limited consists of HK$500,000 divided into two classes: non-voting Class A shares, HK$1.00 par value each, of which two shares are authorized and have been validly issued and are now outstanding; and Class B voting shares, HK$1.00 par value each, of which 499,998 shares are authorized and 2 shares have been validly issued and are now outstanding.

          (c) Kai Hang Jewellery Company Limited. The authorized capital stock of Kai Hang Jewellery Company Limited consists of HK$11,000 divided into two classes: non-voting Class A shares, HK$1.00 par value each of which 10,000 shares are authorized and have been validly issued and are now outstanding; voting Class B voting shares, HK$1.00 par value each, of which 1,000 shares are authorized and 2 shares have been validly issued and are now outstanding.

          (d) Shareholder Ownership Schedule. The Shareholders represent and warrant that all of the Shareholders of Quality, and their respective number of shares owned is correctly designated in the Shareholder Ownership Schedule attached hereto and incorporated herein. These shareholders collectively own 100% of the capital stock of Quality. Further more the 10,500,000 S.W. LAM common shares, and the S.W. LAM Class A Preferred stock to be exchanged is to be allocated according to the designations on the Shareholder Ownership Schedule.


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
     3. Authority. The Shareholders have the full power and authority to exchange the shares of the capital stock of Quality upon the term and conditions provided for in this Agreement, and all such shares have been validly issued, are fully paid and non-assessable, and are free and clear of any and all liens or other encumbrances.

     4. Financials. The combined financial statements audited by Arthur Andersen & Co., Certified Public Accountants, at and for the year ended March 31, 1996, attached hereto as Exhibit 2, are true and correct statements as of the date thereof of the financial condition of Quality and each member of the Hang Fung Group and of their assets and liabilities prepared in accordance with generally accepted accounting principles consistently applied. From March 31, 1996, and until the Closing Date, no dividends or distributions of capital, surplus or profits shall be paid or declared by Quality or any other member of the Hang Fung Group nor will there be any redemption of any member's outstanding shares or otherwise, other than in the ordinary course of business, nor has any additional debt or equity securities been issued by Quality or any other member of the Hang Fung Group, nor have any agreements or commitments been entered into for the issuance of any such securities.

     5. Inventories. The inventories of the Hang Fung Group as shown in Exhibit 2, and as specifically set forth in separate schedules dated as of March 31, 1996, and September 30, 1996 and attached hereto as Exhibit 3 are valued at the lower of cost or net realizable value.

     6. Accounts Receivable. The accounts receivable of the Hang Fung Group shown in Exhibit 2, and detailed on a separate schedule as of September 30, 1996, specifically set forth in Exhibit 4, or those which are due and payable after the Closing Date shall be valid and collectible pursuant to their terms, and can reasonably be anticipated to be paid within 12 months after the Closing Date or the date when the accounts receivable are due and payable.


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
     7. Other transactions. Since March 31, 1996, neither Quality nor any other member of the Hang Fung Group has engaged in any transaction other than transactions in the normal course of the operations of their businesses, except as specifically authorized by S.W. LAM in writing. Since March 31, 1996 no member of the Hang Fung Group has sold, assigned, or transferred any patent rights formulas, trademarks trade names copyrights licenses or other intangible assets.

     8. Litigation. Neither Quality nor any other member of the Hang Fung Group is involved in any pending or threatened litigation which would materially affect the consolidated financial condition as shown by the respective balance sheets of March 31, 1996, shown on Exhibit 2 hereto, which has not been provided for on such balance sheets, or referred to in such balance sheets or footnotes attached thereto, or disclosed to S.W. LAM in writing.

     9. Title. Quality and each member of the Hang Fung Group has and will have at the Closing Date, good and marketable title to all of their property and assets shown on Exhibit 2 hereto, free and clear of any and all liens or encumbrances or restrictions, except as shown on Exhibit 2 hereto, except for taxes and assessments due and payable after the Closing Date, or easements or minor restrictions which do not materially effect the present value or use of such real property. Additionally, Quality and each member of the Hang Fung Group have and will have at the Closing Date, good and marketable title to all of the property and assets shown on Exhibit 2 hereto, free and clear of any and all liens, encumbrances or restrictions, except as shown on Exhibit 2 hereto, except for taxes and assessments due and payable after the Closing Date or easements or minor restrictions which do not materially affect the present value or use of such real property.


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
     10. Compliance with Securities Law. In connection with their acquisition of shares of S.W. LAM, each of the Shareholders hereby make the representations and warranties set forth in Article V, and such are incorporated herein.

     11. Taxes. Quality and each member of the Hang Fung Group have filed all federal state or their equivalent income tax returns in each state, country or jurisdiction where they are qualified doing business, or incorporated and have filed all franchise tax returns or their equivalent which are required to be filed under applicable law and each member of the Hang Fung Group have paid all taxes as shown on such returns as such taxes have become due and payable and have paid all assessments received thereon that have become due.

     12. Brokers/Finder's Fees. Neither Quality nor any member of the Hang Fung Group have retained or otherwise utilized the services of any broker or finder in connection with the transaction contemplated by this agreement. Furthermore, neither Quality nor any member of the Hang Fung Group has done any act to give rise to any valid claim(s) against S.W. LAM for a brokerage commission, finder's fee or similar charge.

     13. Subsequent Actions. Between the date hereof and the Closing Date, both Quality and each member of the Hang Fung Group shall conduct their business as in the same manner in which they had theretofore been conducted and the Shareholders will not permit Quality or any other member of the Hang Fung Group to (1) enter into any contract, etc., other than in the ordinary course of business, or (2) declare or make any distribution of any kind to the Shareholders without first obtaining the written consent of S.W. LAM.


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
                 III. REPRESENTATIONS AND WARRANTIES OF S.W. LAM

     S.W. LAM represents and warrants to the Shareholders, all of which representations and warranties shall be true as of the Closing Date, and shall survive the Closing Date for a period of three (3) years that :

     1. Organization. S.W. LAM is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has the corporate powers to own its properties and carry on its business as now being conducted and has authorized 50,000,000 capital stock consisting of 25,000,000 shares of Common Stock, $.001 par value per share, and 25,000,000 Preferred stock also having a $.001 par value. 1,500,000 shares of Common Stock are issued and outstanding as of the date hereof and there does not now exist nor will there exist at the Closing Date any agreement or commitment to issue any such securities. As of the Closing Date, there shall be 1,500,000 issued and outstanding shares of Common Stock, $.001 par value and as of such date, there shall be no other debt or equity securities of S.W. LAM outstanding and no agreement or commitment by S.W. LAM to issue any such securities. True and correct copies of S.W. LAM's Articles of Incorporation and Bylaws as amended through the date hereof, are attached hereto as Exhibit 5 and no amendment shall occur through the Closing Date.

     2. Authorization. S.W. LAM has the corporate power to execute and perform this Agreement and to deliver the stock required to be delivered to the Shareholders hereunder. The execution and delivery of this Agreement, and the issuance of the stock required hereunder will have been duly authorized by all necessary corporate actions and neither the execution and delivery of this Agreement, the issuance of the stock, nor the performance, observance or compliance with the terms and provisions of this Agreement will violate any


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
provision of law, an order of any court or other government agency, the Articles of Incorporation or Bylaws of S.W. LAM, or any indenture, agreement or other instrument to which S.W. LAM is a party, or by which S.W. LAM is bound or by which any of its property is bound.

     3. Common Stock. The shares of S.W. LAM's Common Stock deliverable hereunder will upon delivery in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable, and free and clear of any and all liens, claims or other encumbrances. Such shares will be restricted and cannot be sold or exchanged except pursuant to registration or an exemption therefrom.

       4. Financials. The financial statements prepared by Albright, Persing & Associates, Ltd., Certified Public Accountants, for the year ending June 30, 1996, attached hereto as Exhibit 7 constitute true and correct statements as of such date of the financial condition of S.W. LAM and of its assets, liabilities and income prepared in accordance with generally accepted accounting principles consistently applied. From June 30, 1996, and until the Closing Date, no dividend or distribution of capital, surplus, or profit have been paid or declared by S.W. LAM in redemption of any of its outstanding shares or otherwise.

     5. Material Liabilities. Except as previously described to the shareholders in writing, S.W. LAM has no material liabilities of any nature except:

          (a) Liabilities reflected or reserved for in the S.W. LAM financial statements attached hereto;

          (b) Liabilities incurred by S.W. LAM subsequent to the date of the latest statement of financial condition submitted as part of the S.W. LAM financial statements but incurred in the ordinary course


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
               of business and consistent with past practice and disclosed in writing to the shareholders.

     As used in this section, "material" means amounts of $5,000 or more.

     6. Subsequent Actions. Since June 30, 1996, S.W. LAM has not engaged in any transaction other than transactions in the normal course of the operations of its business, except as specifically authorized by the Shareholders in writing. Except as previously disclosed to the Shareholders in writing, there has not been since June 30, 1996, nor shall there be through and including the Closing Date any of the follow:

          (a) Any event, condition or state of facts, which individually or in the aggregate, has resulted in any known adverse material change in condition (financial or otherwise) of the assets, liabilities, prospects or business taken as a whole;

          (b) Any declaration, setting aside payment, directly or indirectly, or a distribution of assets in the nature of dividends or a partial liquidation, pro rata or otherwise;

          (c) Any damages, destruction, loss or other casualty, whether or not covered by insurance, or any strike, work stoppage, slowdown, or other labor trouble materially adversely affecting the business or properties considered as a whole;

          (d)  Any material change in the method of record keeping employed;

          (e) Any issuance or sale of any capital stock, bond debentures, notes or other securities;

          (f) Any discharge or satisfaction of any lien or encumbrance or the payment of any obligation or liability, accrued, absolute or contingent, in excess of $5,000 in the aggregate other than liabilities shown in the latest S.W. LAM financial statements and liabilities arising out of obligations incurred since June 30, 1996, in the ordinary course of business or disclosed in writing to the Shareholders prior to the execution of this agreement.


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
          (g) Any amendment or termination or receipt of notice of any proposed amendment or termination of any material contract, franchise, agreement, plan lease, license or permit to which S.W. LAM is a party or by which it may be bound which materially affects or will affect its business as presently conducted.

          (h) Any mortgage, pledge or subjection of any lien, charge, option or other encumbrance upon any of the property or assets, tangible or intangible of S.W. LAM.

          (i) Any sale, assignment, transfer or agreement to sell, assign, or transfer any of the assets of S.W. LAM, or the making of any commitment or the incurring of any material liability, or the cancellation or compromise or agreement to cancel or compromise any of the debts or claims of either such entity;

          (j) Any sale, assignment, transfer or agreement to sell, assign, or transfer any trademark or trade name, or application therefore, or computer software or hardware or other proprietary information; or

          (k) Any other material transaction or event by S.W. LAM other than in the ordinary course of business.

     7. Litigation S.W. LAM is not involved in any pending or threatened litigation which would materially adversely affect its financial condition as shown by its balance sheet as of June 30, 1996, attached hereto as Exhibit 7, which has not been provided for on such balance sheet, or referred to in the footnotes of such balance sheet or described in Exhibit 7 hereto.

     8. Representations. No representation, warranty or covenant of S.W. LAM made in this agreement or any certificate or other document furnished or to be furnished by S.W. LAM pursuant to this agreement contains or will contain a


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
material misstatement of fact, omit or will omit a material fact necessary to make the statements contained therein or herein not misleading. No officer or director of S.W. LAM has knowledge of any act or matter which may have a material adverse effect upon S.W. LAM or its securities.

     9. SEC Reports. The 1,500,000 issued and outstanding shares of S.W. LAM were issued pursuant to an exemption from registration under Rule 504 of the Securities Act of 1933.

     10. Compliance with Securities Laws. In connection with its acquisition of Quality, S.W. LAM also make the representations and warranties in Article V and such are incorporated herein.

     11. Contracts. During the period commencing with date hereof and ending with the closing date, S.W. LAM will not enter into any such agreement, contract or commitment, or be subject of any such approval, consent order, registration, authorization, license permit, or the application without the prior written consent of the Shareholders. Except as previously disclosed to the Shareholders in writing, S.W. LAM is not a party to any of the following :

     (a)  Collectively bargaining agreements involving its employees;

     (b) Bonus, deferred compensation, pension, profit sharing, stock option, stock purchase, incentive or retirement plans or other employee benefit arrangement;

     (c) Employment agreement, contracts or commitments not terminable at will without penalty, with or between S.W. LAM and a director, officer or employee of S.W. LAM;

     (d)  Agreements of guaranty or indemnification to any person or entity;


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     (e)  Agreements,  contracts or commitments containing any covenant limiting the right of S.W. LAM to engage in any line of business or compete with any person or entity;

     (f) Agreements, contracts or commitments to which it is a party or by which it is bound evidencing or providing for loans to others;

     (g) Agreements, contracts or commitments relating to material future payments;

     (h)  Agreements,   contracts   or   commitments   relating   to  a  merger,
          recapitalization, reorganization or the acquisition of assets or capital stock of any business enterprise;

     (i) Government or government agency or authority approvals, consents, orders registrations, authorizations, licenses and permits, and applications, with respect thereto which are material to its business and operations;

     (j) Agreements, contracts or commitments which may require consent by any other person or entity in connection with the consummation of the transactions contemplated hereby either to prevent a breach or to continue the effectiveness thereof;

     12. Board Approval. Subject to the terms and condition hereof, the board of directors of S.W. LAM has duly approved this agreement and its execution and the carrying out of the transactions contemplated herein and represents that shareholder approval is not necessary in conjunction with the execution and carrying out of the transactions contemplated herein, or has been obtained if required.

     13. Other negotiations. Prior to the Closing Date, S.W. LAM shall not negotiate or directly or indirectly solicit or propose to enter into any negotiations which have as their sole purpose the sale of the S.W. LAM common stock or all or any material portion of the assets of, or make a tender offer, merger or other acquisition proposal involving S.W. LAM, or its assets, with any person or entity other than the Shareholders.


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
     14. Interim operations. S.W. LAM agree except as other wise consented to or approved by the Shareholder in writing that prior to the closing date it will:

     (a) Operate its business substantially as now operated and only in the ordinary course and that it will use its best efforts to preserve its relationships with persons having business dealings with it;

     (b) Maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted;

     (c) Maintain its books, accounts, and records in the usual, regular and ordinary manner and in accordance with generally accepted accounting principles of the United States applied on a consistent basis;

     (d) Timely file all federal, state, local tax returns and reports including without limitation, income, excise, ad valorem, and other taxes with respect to their business and properties, and to pay all taxes or assessments, except taxes being contested in good faith by appropriate proceedings, as they become due;

     (e) Maintain insurance upon its properties in accordance with current practice;

     (f) Comply in all material respect with all laws, regulations rules ordinances applicable to it and to the conduct of its business; and

     (g) Comply with any contracts, agreements, commitments, mortgages and similar instruments to which it is a party.

     15. Brokers/Finder's fees. S.W. LAM has not retained or otherwise utilized the services of any broker or finder in connection with the transaction


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contemplated by this agreement,  nor has done anything to give rise to any valid claim(s) against the Shareholders for a brokerage commission, finder's fee or similar charge in connection with this transaction.

                  IV. CONDITIONS TO THE OBLIGATIONS OF S.W. LAM

       The obligations of S.W. LAM hereunder shall be subject to the conditions that:

     1. Error or Misstatement. S.W. LAM shall not have discovered any material error or misstatement in any of the representations and warranties made by the Shareholders and all the terms and conditions of this Agreement to be performed and complied with by the Shareholders on or prior to the Closing Date shall have been performed and complied with;

     2. Legal Opinions. S.W. LAM shall have received the opinion of Messrs. Vanderkam and Sanders, legal counsel for Quality and each member of the Hang Fung Group to the effect that (a) each is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the power and authority to own its properties and to carry on its respective business wherever the same may be located and operated as of the Closing Date, and (b) the Agreement has been duly executed, and when delivered by the Shareholders is enforceable in accordance with its terms, subject to the general principles of equity and the valid exercise of police power. In rendering such opinion, Vanderkam and Sanders may rely on opinions of counsel licensed to practice law in applicable jurisdictions where Vanderkam and Sanders is not so licensed.

              V. CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS

     The obligations of the Shareholders hereunder are subject to the conditions that:

     1. Representations. All representations or warranties of S.W. LAM shall be true and correct as of the date made and as of the Closing Date, and all other terms and conditions of this agreement to performed and complied with by S.W.


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LAM on or prior to the Closing  Date shall have been  performed  and complied by the Closing Date;

     2. Changes. There shall have been no substantial adverse changes in the conditions, financial, business or otherwise of S.W. LAM from June 30, 1996 to the Closing Date, and between such dates the business and assets of S.W. LAM shall not have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination or workmen, environmental concerns, taking over of any such assets by any governmental authorities, riot, activities or armed forces, or acts of God or of the public enemies.

     3. Legal Opinion. The Shareholders shall have received the opinion of _____________, counsel for S.W. LAM, to the effect that (a) S.W. LAM is a corporation duly organized and validly existing under the laws of the State of Nevada, and has the power to own and operate its properties wherever the same shall be located as of the Closing Date; (b) the execution delivery and performance of S.W. LAM has been duly authorized by all necessary corporate action and such constitutes a legal, valid and binding obligation of S.W. LAM and is enforceable in accordance with its terms; (c) the stock to be delivered to the Shareholders pursuant to the terms of this Agreement has been validly issued, is fully paid and non-assessable; and (d) the exchange of the stock herein contemplated does not require the registration of the S.W. LAM's Common Stock pursuant to any Federal law dealing with the issuance, sale, transfer, and/or exchange of corporate securities.

                                   V. CLOSING

     1. Closing Date. The closing shall take place at 10:00 A.M. Central Standard Time, on December ___, 1996, at the offices of Vanderkam & Sanders, Houston, Texas, or at such other time and place as the parties hereto shall agree upon. The Agreement shall be effective as of the close of business on the Closing Date.

     2. Actions at Closing. At the closing, S.W. LAM and the Shareholders will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section 1 of this Agreement and each party shall pay any and all Federal and State taxes required to be paid in connection with the issuance and the delivery of such. In addition, the following transactions will take place.

     (a)  S.W. LAM will deliver to the Shareholders:

          (i)  Duly  certified  copies  all  corporate   resolutions  and  other
               corporate   proceedings  taken  by  S.W.  LAM  to  authorize  the
               execution, delivery and performance of this Agreement.

          (ii) The opinion of ____________, counsel for S.W. LAM, as provided in
               Article IV of this Agreement.

          (iii)A Certificate executed by a principal officer of S.W. LAM attesting to the fact that all of the representations and warranties of S.W. LAM are true and correct as of the Closing Date, and that all of the conditions to the obligations of the Shareholders to performed by S.W. LAM have been performed as of the Closing Date.

          (iv) A Certificate of Incumbency and Signatures of the officers of S.W. LAM dated as of the date of this Agreement.

          (v) The written resignations of all directors and such officers and auditors of S.W. LAM as are requested by the Shareholders, which resignations shall contain an acknowledgment from each resignee that they have no claims against S.W. LAM for loss of office or otherwise.

          (vi) All registration certificates, statutory books, minutes books and common seals of S.W. LAM, all accounts books and all documents of title relating to S.W. LAM's assets (unless already in the possession of the Shareholders) as are required by the Shareholders.

          (vii)Stock certificates in an aggregate amount of 10,500,000 of S.W. LAM common stock, $.001 par value and stock Certificates in an aggregate amount of 100,000 shares of Class A preferred Stock, as set forth in Article I and as designated in the Shareholder Ownership Schedule.

     (b)  The Shareholders will deliver to S.W. LAM:

          (i)  The  opinion  of   Vanderkam   and   Sanders,   counsel  for  the
               Shareholders, as provided for in Article IV hereof.

          (ii) A certificate of corporate good standing from the jurisdiction of incorporation as a recent date for Quality and each other member of the Hang Fung Group.

          (iii)A certificate of the Shareholders signed by each Shareholder that each of representations and warranties of the Shareholders are true and correct as of the Closing Date and that all of the conditions to the obligations of S.W. LAM to be performed by the Shareholders have been performed as of the Closing Date.

          (iv) All of the outstanding common share certificates of Quality, duly endorsed to S.W. LAM.

                       VI. COMPLIANCE WITH SECURITIES LAWS

     1. Shareholder representations. Each Shareholder acknowledges that the shares of S.W. LAM to be delivered to each Shareholder pursuant to this agreement have not been registered under the Securities Act of 1993 as amended, referred to in this agreement as the "Securities Act," or the laws of any other jurisdiction, and that therefore the stock is not fully transferable except as permitted under various exemptions, if any contained in the act and the rules of the Securities and Exchange Commission interpreting the act. The provisions contained in this paragraph are intended to ensure compliance with the Securities Act. Under US law, S.W. LAM Common Stock cannot be sold or transferred by the Shareholder unless they are subsequently registered under applicable law or an exemption from registration is available. S.W. LAM is not required to register or assist in the registration of the S.W. LAM Common Stock or to make any exemption from registration available. Each Shareholder represents and warrants to S.W. LAM that:

     (a) the Shareholder is acquiring the shares of S.W. LAM common stock under this agreement for the Shareholder's own account for investment, and not for the purpose of resale or any other distribution of such shares.

     (b) the Shareholder has no present intention of disposing of all or any part of such shares at any particular time, for any particular price or on the happening of any particular circumstances.

     (c) the Shareholder has such knowledge and experience in financial and business matters that the Shareholder is capable of evaluating the merits and risks of an investment in S.W. LAM.

     (d) the Shareholder acknowledges that S.W. LAM is relying on the truth and accuracy of these warranties and representations in issuing the shares without first registering the shares under the Securities Act.

     (e) none of the shares of S.W. LAM capital stock to be issued to the Shareholder pursuant to this agreement, will be offered, sold, assigned, pledged, transferred, or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the Securities and Exchange Commission under the Securities Act.

     (f) the Shareholder agrees not to sell or otherwise dispose of any of the shares of S.W. LAM's common stock received pursuant to this agreement unless the Shareholder: (i) has delivered to S.W. LAM a written legal opinion in form and substance satisfactory to counsel for S.W. LAM to the effect that the disposition is permissible under the terms of the Securities Act and regulations interpreting the act; (ii) has complied with the registration and prospectus requirements of the Securities Act relating to such disposition; or (iii) has presented S.W. LAM satisfactory evidence that such a disposition is exempt from registration under the act.

     (g) the Shareholder understands, and agrees that S.W. LAM shall place a stop transfer order against transfers of shares until one of the conditions set forth in this paragraph have been met.

     (h) the certificates evidencing the shares that the Shareholder will receive under this agreement will contain the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT, THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED IS IN EFFECT FOR THE SECURITIES, OR AN EXEMPTION FROM REGISTRATION REQUIREMENTS OF SUCH ACT IS IN FACT APPLICABLE TO SUCH OFFER OR SALE, AND SUCH EXEMPTION IS EVIDENCED BY AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER.

     2. Representations of S.W. LAM. S.W. LAM acknowledges that the shares of Quality to be delivered pursuant to this agreement have not been registered under the Securities Act or the laws of any other jurisdiction, and that therefore the stock is not fully transferable except as permitted under various exemptions, if any contained in the act and the rules of the Securities and Exchange Commission interpreting the act. The provisions contained in this paragraph are intended to ensure compliance with the Securities Act. Under US law, Quality Common Stock cannot be sold or transferred by S.W. LAM unless it is subsequently registered under applicable law or an exemption from registration is available. Quality is not required to register or assist in the registration of the Quality Common Stock or to make any exemption from registration available. S.W. LAM represents and warrants to the Shareholders of Quality that:

     (a) it is acquiring the shares of Quality common stock under this agreement for its own account for investment, and not for the purpose of resale or any other distribution of such shares.

     (b) it has no present intention of disposing of all or any part of such shares at any particular time, for any particular price or on the happening of any particular circumstances.

     (c) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Quality.

     (d) it acknowledge that Quality and the Shareholders are relying on the truth and accuracy of these warranties and representations in issuing the shares without first registering the shares under the Securities Act.

     (e) none of the shares of Quality capital stock to be issued to S.W. LAM pursuant to this agreement, will be offered, sold, assigned, pledged, transferred, or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the Securities and Exchange Commission under the Securities Act.

     (f) it agrees not to sell or otherwise dispose of any of the shares of Quality common stock received pursuant to this agreement unless (i) it has delivered to Quality a written legal opinion in form and substance satisfactory to counsel for Quality to the effect that the disposition is permissible under the terms of the Securities Act and regulations interpreting the act; (ii) it has complied with the registration and prospectus requirements of the Securities Act relating to such disposition; or (ii) it has presented Quality satisfactory evidence that such a disposition is exempt from registration under the act.

     (g) it understands and agrees that Quality will place a stop transfer order against transfers of shares until one of the conditions set forth in this paragraph has been met.

     (h) the certificates, evidencing the shares that S.W. LAM will receive under this agreement will contain the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED IS IN EFFECT FOR THE SECURITIES, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS IN FACT APPLICABLE TO SUCH OFFER OR SALE, AND SUCH EXEMPTION IS EVIDENCED BY AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER.

                   VII. DISSOLUTION OF THE BOARD OF DIRECTORS

     Upon completion of the acquisition, the existing Board of Directors of S.W. LAM will be dissolved or resign and a new board shall be constituted by Quality.

                    VIII. ACCESS TOT HE PROPERTIES AND BOOKS

     The Shareholders hereby grant to S.W. LAM and its duly authorized representatives during normal business hours between the date hereof and the Closing Date, the right of full and complete access to the properties of Quality and each member of the Hang Fung Group, full opportunity to examine their books and records. A similar access to S.W. LAM's properties, books and records in granted to the Shareholders, and their duly authorized representatives.

                            IX. CONFIDENTIAL MATTERS

     1. Covenants. S.W. LAM acknowledges and agrees that during, and as a result of any discussions furnishing of documents, their own investigation and otherwise, that it will have access to certain confidential information (as hereinafter defined.) Therefore, S.W. LAM agrees for itself and for each of its officers, directors, employees agents, representatives and affiliates:

     (a) To keep secret and confidential and not to use directly or indirectly for its own benefit or the benefit of others or to the detriment of the Shareholders or Quality or any other members of the Hang Fung Group, each and every item of the Confidential Information, and to use the Confidential Information solely for the purpose of evaluating the transactions described herein;

     (b) To restrict access to the Confidential Information to those of its officers, directors, employees, agents, representatives, consultants, financial advisors, and potential investors who, in the performance of its or their duties, reasonably require access to the Confidential Information;

     (c) To the best of its ability ensure that its officers, directors, employees, agents, representatives, consultants, financial advisors, and potential investors and potential lenders who obtain access to the Confidential Information maintain the secrecy and confidentiality thereof and do not use directly or indirectly any such Confidential Information for its or their own benefit or the benefit of others or disclose any of the Confidential Information to any person or entity not entitled to the same pursuant to the terms hereof or any written consent of the Shareholders and Quality; and

     (d) To use the Confidential Information for no other purposes than those specifically authorized hereunder.

     2. Definition. For purposes of this agreement "Confidential Information" shall include but not limited to (a) all subsequent, prior and derivative drafts hereof, and all information contained or described in the exhibits and schedules attached hereto; (b) the identity of the Shareholders or the members of the Hang Fung Group; (c) the nature, structure and terms of the transactions described herein and contemplated hereby and any arrangement related thereto; (d) all information pertaining to or related to, or arising out of or in connection with, any of the foregoing, regardless of the source of such information, projections, financial margins, or any other information relating to the transactions described herein and the Shareholders or Quality or any other member of the Hang Fung Group including but not limited to customer lists, trade secrets, computer programs, products being developed, marketed and distributed by the Shareholders or Quality or any member of the Hang Fung Group engineering, technical and scientific data, tapes, designs, skills, procedures, formulations, methods, drawings, facilities, information and know-how, and other confidential information regarding the Shareholders or Quality or any other member of the Hang Fung Group.

     3. Dissemination. S.W. LAM further agree that they will deliver to the Shareholders and their counsel for their approval all proposed press releases, reports or forms to be filed with the Securities and Exchange Commission and other statements disclosures or reports, regarding the transactions or matters described herein, contemplated hereby or related hereto.

     4. Survival. The provisions of this article and the agreements of S.W. LAM as set forth in this Article shall apply whether or not the Shareholders actually acquire controlling interest of S.W. LAM and accordingly, shall continue to apply after termination, of the discussions regarding these acquisitions for whatever reasons and shall have no termination or expiration date.

     5. Injunctive Relief. S.W. LAM agrees that disclosure of any Confidential Information would cause immediate and irreparable harm to the Shareholders, Quality and any other member of the Hang Fung Group for which damages would not constitute adequate compensation and that in the event that S.W. LAM has violate or is about to violate any provision of this agreement, either the Shareholders, Quality, or any other member of the Hang Fung Group may bring an action for and obtain injunctive relief in any court having jurisdiction over S.W. LAM or their assets without providing a bond or other security. The Shareholders and/or Quality, or any other member of the Hang Fung Group may recover their attorneys fees and other costs of successfully enforcing this agreement or their rights hereunder or in recovering damages for the breach thereof.

                              X. COSTS AND EXPENSES

     Each party hereto shall pay its own expenses and costs incident to the preparation of this Agreement and to the consummation of the transaction contemplated herein.

                                XI. MISCELLANEOUS

     1. Choice of Law. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Nevada.

     2. Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other.

     3. Headings. All paragraph headings herein are inserted for the parties convenience in identifying the provisions of this Agreement, and shall not affect the construction or interpretation of the provisions of this Agreement.

       4. Entire Agreement. This Agreement sets forth the entire understanding between the parties, there being no terms, conditions, warranties or representations other than those contained herein, and no amendments hereto shall be valid unless made in writing and signed by the parties hereto.

     5. Binding Successors. This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of all parties.

     6. Notices. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:

If to Shareholders:  Lam Sai Wing
                     Chan Yam Fai, Jane
                     Unit 302-303A, 3rd Floor
                     Fu Hang Industrial Building
                     No. 1 Hok Yuen Street East
                     Hung Hom, Kowloon, Hong Kong

If to S.W. LAM       S.W. Lam, Inc.
                     2440 South Progress Drive
                     Salt Lake City, Utah 84119

with copies to :     Messrs. Vanderkam & Sanders
                     440 Louisiana, Suite 475
                     Houston, Texas 77002

     7. Signatures. For purposes of this Agreement only, facsimile signatures shall be considered original signatures.

     8. Multiple Counterparts. This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be original, and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.


                                  S.W. Lam, Inc.


                                  --------------------------
                                  By:
                                     -----------------------
                                     President



                                  SHAREHOLDERS OF
                                  QUALITY PRINCE LTD.


                                  /s/ illegible
                                  ----------------------------
                                  Lam Sai Wing


                                  /s/ illegible
                                  ----------------------------
                                  Chan Yam Fai, Jane

Country:
        -----------------

On December ____, 1996, before me the undersigned authority personally appeared Lam Sai Wing who, after being sworn, on oath did state that he was executing this agreement upon such authority, and for the considerations therein stated.


                                          --------------------------
                                          Notary Public

         [SEAL]


Country:
        -----------------

On December ____, 1996, before me the undersigned authority personally appeared Chan Yam Fai, Jane, who, after being sworn, on oath did state that she was executing this agreement upon such authority, and for the considerations therein stated.


                                          --------------------------
                                          Notary Public

         [SEAL]


STATE OF

COUNTRY OF

On December ____, 1996 personally appeared before me, a Notary Public, ________________, who acknowledged that he executed the above document, and that he is the ____________ of S.W. Lam Inc., duly authorized to execute this document on its behalf.


                                          --------------------------
                                          Notary Public

         [SEAL]